       As filed with Securities and Exchange Commission on May 23, 2000

                                            Registration Statement No. 333-87781
================================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            -----------------------

                                   Form SB-2
            Registration Statement Under The SecuritiesAct of 1933
                        Post-Effective Amendment No. 1

                            ----------------------

                           Bay National Corporation
                (Name of Small Business Issuer in its Charter)

           Maryland                              6021                            52-2176710
(State or Other Jurisdiction of       (Primary Standard Industrial            (I.R.S. Employer
 Incorporation or Organization)        Classification Code Number)         Identification  Number)

                                         2328 West Joppa Road
                                       Baltimore, Maryland 21093
                                             410/494-2580

    (Address and telephone number of principal executive offices and principal place of business)

            Hugh W. Mohler, President                                    Copies To:
             Bay National Corporation                             Kenneth B. Abel, Esquire
               2328 West Joppa Road                          Frank C. Bonaventure, Jr., Esquire
            Baltimore, Maryland 21093                          Ober, Kaler, Grimes & Shriver
                   410/494-2580                                  A Professional Corporation
                                                                  120 E. Baltimore Street
                                                                 Baltimore, Maryland  21202
                                                                         410/347-7394

                             (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                        CALCULATION OF REGISTRATION FEE

                                      Dollar        Proposed maximum     Proposed maximum
    Title of each class of         amount to be      offering price         aggregate            Amount of
 securities to be registered        registered          per unit          offering price      registration fee
Common Stock, $0.01 par value        1,129,520           $10.00            $11,295,200              $(1)


(1) Previously paid.

================================================================================

     This Post-Effective Amendment No. 1 to Registration Statement is for the purpose of removing from registration 370,480 shares of the Registrant's Common Stock. $0.01 par value per share, which remained unsold by the Registrant as of April 30, 2000, the expiration date of the Registrant's initial public offering.

                                 SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this post-effective amendment no. 1 to registration statement to be signed on its behalf by the undersigned, in the City of Baltimore, Maryland on May 22, 2000.

                              BAY NATIONAL CORPORATION

                              By: /s/ Hugh W. Mohler
                                  -----------------------------
                                      Hugh W. Mohler, President


                               POWER OF ATTORNEY

     In accordance with the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates stated.

       Name                             Position                   Date
       ----                             --------                   ----
                               Director and President
/s/ Hugh W. Mohler             (Principal Executive            May 22, 2000
----------------------------   Officer)
Hugh W. Mohler

                               Treasurer
/s/ John S. DiPietro           (Principal Accounting and       May 22, 2000
----------------------------   Financial Officer)
John S. DiPietro

         *                     Director                        May 22, 2000
----------------------------
James C. Alban, Jr.

         *                     Director                        May 22, 2000
----------------------------
Carrol1 A. Bodie

         *                     Director                        May 22, 2000
----------------------------
Charles E. Bounds

         *                     Director                        May 22, 2000
----------------------------
John R. Lerch

         *                     Director                        May 22, 2000
----------------------------
H. Victor Rieger, Jr.

         *                     Director                        May 22, 2000
----------------------------
Margaret Knott Riehl

         *                     Director                        May 22, 2000
----------------------------
William B. Rinnier

         *                     Director                        May 22, 2000
----------------------------
Edwin A. Rommel, III

         *                     Director                        May 22, 2000
----------------------------
Charles H. Salisbury

         *                     Director                        May 22, 2000
----------------------------
Henry H. Stansbury

                               Director
----------------------------
Kenneth H. Trout

         *                     Director                        May 22, 2000
----------------------------
Eugene M. Waldron, Jr.


* By: /s/ Hugh W. Mohler
      ------------------
      Hugh W. Mohler,
      Attorney-in-fact


                                     II-2